Exhibit 99.1

Contacts:	Kristin Southey
Senior Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

THIRD QUARTER 2010 FINANCIAL RESULTS

-Third Quarter Net Revenues and EPS Exceed Prior Outlook and Prior Year–

-Company Increases 2010 Net Revenue and EPS Outlook–

Santa Monica, CA – November 4, 2010 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the third quarter of 2010.

For the quarter ended September 30, 2010, Activision Blizzard’s GAAP net revenues were $745 million, as compared to its prior third-quarter outlook of $600 million.  On a non-GAAP basis, the company’s net revenues were $857 million, as compared to its prior third-quarter outlook of $725 million.

For the quarter ended September 30, 2010, Activision Blizzard’s GAAP earnings per diluted share were $0.04, as compared to its prior third-quarter outlook of break even GAAP earnings per share.  On a non-GAAP basis, the company’s earnings per diluted share were $0.12, as compared to its prior third-quarter outlook of $0.08.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “For the third quarter, we exceeded our net revenues and earnings per share outlook and delivered strong year-over-year growth.  Our better-than-expected results are due to our leadership in online entertainment, including strong performance from Activision Publishing’s Call of Duty® franchise, and Blizzard Entertainment’s World of Warcraft® and StarCraft® II: Wings of Liberty™.  For the nine months ending September 30, 2010, our digital offerings contributed close to half of our total non-GAAP net revenues and our digital revenues have increased more than 15% over the prior year.  Most importantly, we continue to deliver some of the world’s best games.”

Kotick continued, “Activision Publishing is about to introduce what is likely to be the biggest entertainment launch of the year with Call of Duty®: Black Ops, followed by Blizzard Entertainment’s World of Warcraft: Cataclysm™, which we believe will deliver an incredible breadth of new content to the world’s largest massively multiplayer online role playing game (MMORPG) community.  As a result of our over-performance, we are raising our calendar year 2010 net revenue and earnings outlook.  We expect to deliver the most profitable year in our history with record operating margins.”

Business Highlights

For the first nine months of the calendar year, Activision Publishing’s Call of Duty was the #1 third-party franchise in the U.S. and Europe, and Blizzard Entertainment’s StarCraft II: Wings of Liberty was the #1 PC title overall, according to The NPD Group, Charttrack and Gfk.  Additionally, for the third quarter of the calendar year, Activision Blizzard was the #1 PC publisher in the U.S. and Europe, according to The NPD Group, Charttrack and Gfk.

Other highlights are as follows:

•      During the third quarter of 2010, Call of Duty remained a top-10 franchise overall in the U.S. and Europe, according to The NPD Group, Charttrack and Gfk.

•      On August 3, Blizzard Entertainment announced that StarCraft II: Wings of Liberty sold more than one million copies within the first 24 hours of its release, instantly making it the best-selling PC game of 2010, and more than 1.5 million copies within the first 48 hours of its release, making it the fastest-selling strategy game of all time.

•      On August 31, Blizzard Entertainment and NetEase.com Inc. launched World of Warcraft: Wrath of the Lich King™, the second expansion for Blizzard Entertainment’s award-winning subscription-based MMORPG, in mainland China.

•      On September 1, Blizzard Entertainment announced that StarCraft II: Wings of Liberty sold more than three million copies worldwide in the first month of its release.

•      On October 4, Blizzard Entertainment announced that World of Warcraft: Cataclysm, the highly anticipated third expansion for the world’s most popular subscription-based MMORPG, will be released on December 7.

•      On October 5, Activision Publishing announced that Treyarch’s Call of Duty: Black Ops will be playable in stereoscopic 3D when the game launches at retail outlets worldwide on November 9.

•      On October 7, Blizzard Entertainment announced that the subscriber base for World of Warcraft has exceeded 12 million players worldwide.

•      As of September 30, Activision Blizzard had purchased approximately 55 million shares of its common stock, for approximately $600 million, under the $1 billion stock repurchase program authorized by its Board of Directors on February 10.

Additionally, on September 7, advertising industry veteran Eric Hirshberg joined Activision Publishing as Chief Executive Officer, to oversee operational management of the publishing division’s studio, product development and consumer marketing functions.

Company Outlook

In the fourth quarter of 2010, Activision Publishing expects to release six new titles including Bakugan™: Defenders of the Core, a highly anticipated kids title based on the award-winning toy line and television show;  DJ Hero 2®, which delivers an exciting social multiplayer music experience where two virtual DJs can mix together while a vocalist sings along to lyrics from today’s biggest hits; Goldeneye 007™, which was designed to make full use of the Nintendo Wii’s™ unique interactive capabilities and allows players to channel Daniel Craig’s lethal and gritty James Bond in a new take on the legendary Bond adventure;  James Bond 007™: Bloodstone, a cinematic action game that allows players to experience the brutal and dangerous style of Daniel Craig’s Bond as they engage in hand-to-hand fighting, cover-based shooting, and aggressive driving through dynamic environments; and Tony Hawk®: SHRED, which lets kids “GO BIG” and feel the exhilaration of skate and snowboarding like the pros using the game’s motion-sensing board controller.

Activision Publishing also plans to release Treyarch’s highly anticipated first-person action game Call of Duty: Black Ops globally on November 9.  The company expects the title will be one of the top entertainment properties of the holiday season and we expect that pre-orders for the game will set an industry record.

Additionally, on December 7, Blizzard Entertainment expects to release World of Warcraft: Cataclysm, the highly anticipated third expansion for the world’s most popular subscription-based MMORPG, World of Warcraft.

Activision Blizzard’s outlook is based on assumptions about sell through rates for its products and the launch timing, success and pricing of its new slate of products which are subject to significant risks and uncertainties, including possible declines in the overall demand for video games and in the demand for the company’s products, the dependence in the interactive software industry and by the company on an increasingly limited number of popular franchises for a disproportionately high percentage of revenues and profits, the company’s ability to predict shifts in consumer preferences among genres, such as music and casual games, and competition.  Current macroeconomic conditions and market conditions within the video game industry increase those risks and uncertainties.

The company’s outlook is also subject to other risks and uncertainties, including litigation and associated costs, fluctuations in foreign exchange and tax rates, counterparty risks relating to customers, licensees, licensors and manufacturers.  As a result of these and other factors, actual results may deviate materially from the outlook presented below.

For the full year 2010, Activision Blizzard is raising its outlook for GAAP net revenues to $4.28 billion and GAAP earnings per diluted share to $0.51, as compared to its prior GAAP outlook of $4.18 billion in net revenues and $0.49 in earnings per diluted share.  On a non-GAAP basis, the company now expects net revenues of $4.45 billion and $0.74 earnings per diluted share, as compared to its prior non-GAAP net revenue outlook of $4.4 billion and $0.72 in earnings per diluted share.

For the fourth quarter of 2010, Activision Blizzard expects GAAP net revenues of $1.26 billion, and a GAAP loss per share of $0.01. On a non-GAAP basis, the company expects net revenues of $2.2 billion and $0.47 earnings per diluted share for the fourth quarter.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended September 30, 2010 and management’s outlook for the remainder of the calendar year.

The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast, or to listen to the call live by dialing into 877-397-0297 in the U.S. with the passcode 5382478.

Non-GAAP Financial Measures

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) the following items: the impact of the change in deferred net revenues and related cost of sales with respect to certain of the company’s online-enabled games; expenses related to share-based payments; Activision Blizzard’s non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the company has exited or substantially wound down); costs related to the business combination between Activision, Inc. and Vivendi Games, Inc. (including transaction costs, integration costs, and restructuring activities); the amortization of intangibles and impairment of intangible assets; and the associated tax benefits.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance because they facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard. Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Activision Blizzard recognizes that there are limitations associated with the use of these non-GAAP financial measures.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “would,” “might,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, the seasonal and cyclical nature of the interactive game market, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms, possible declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware (including peripherals) and related software, industry competition including from used games and other forms of entertainment, litigation risks and associated costs, rapid changes in technology, industry standards, business models including online and used games, and consumer preferences including interest in specific genres such as music, first-person action and massively multiplayer online games, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors sections of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net revenues:
Product sales	$397	$411	$2,025	$1,848
Subscription, licensing and other revenues	348	292	994	874
Total net revenues	745	703	3,019	2,722

Costs and expenses:
Cost of sales - product costs	194	185	765	762
Cost of sales - software royalties and amortization	61	54	211	212
Cost of sales - intellectual property licenses	33	45	105	163
Cost of sales - massively multi-player online role playing game (“MMORPG”)	61	55	168	158
Product development	119	122	366	362
Sales and marketing	111	128	294	329
General and administrative	111	106	245	301
Restructuring	—	(1)	—	29

Total costs and expenses	690	694	2,154	2,316
Operating income	55	9	865	406
Investment and other income, net	14	11	15	21
Income before income tax expense	69	20	880	427
Income tax expense	18	5	229	28
Net income	$51	$15	$651	$399

Basic earnings per common share	$0.04	$0.01	$0.53	$0.31
Weighted average common shares outstanding	1,212	1,271	1,230	1,289

Diluted earnings per common share	$0.04	$0.01	$0.52	$0.30
Weighted average common shares outstanding assuming dilution	1,227	1,297	1,245	1,320

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$2,123	$2,768
Short-term investments	726	477
Accounts receivable, net	246	739
Inventories	258	241
Software development	248	224
Intellectual property licenses	26	55
Deferred income taxes, net	419	498
Other current assets	102	327
Total current assets	4,148	5,329
Long-term investments	23	23
Software development	37	10
Intellectual property licenses	36	28
Property and equipment, net	169	138
Other assets	14	9
Intangible assets, net	566	618
Trademark and trade names	433	433
Goodwill	7,144	7,154
Total assets	$12,570	$13,742

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$238	$302
Deferred revenues	622	1,426
Accrued expenses and other liabilities	533	779
Total current liabilities	1,393	2,507
Deferred income taxes, net	231	270
Other liabilities	200	209
Total liabilities	1,824	2,986

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	12,313	12,376
Treasury stock	(1,848)	(1,235)
Retained earnings (accumulated deficit)	290	(361)
Accumulated other comprehensive loss	(9)	(24)
Total shareholders’ equity	10,746	10,756
Total liabilities and shareholders’ equity	$12,570	$13,742

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended September 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$745	$194	$61	$33	$61	$119	$111	$111	$690
Less: Net effect from deferral in net revenues and related cost of sales	(a)	112	3	8	4	—	—	—	—	15
Less: Stock-based compensation	(b)	—	—	(11)	—	—	(6)	(2)	(15)	(34)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)		(1)	(5)	(12)	—	—	—	—	(18)
Non-GAAP Measurement		$857	$196	$53	$25	$61	$113	$109	$96	$653

Three Months Ended September 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$55	$51	$0.04	$0.04
Less: Net effect from deferral in net revenues and related cost of sales	(a)	97	81	0.07	0.07
Less: Stock-based compensation	(b)	34	21	0.02	0.02
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	18	(5)	—	—
Non-GAAP Measurement		$204	$148	$0.12	$0.12

Nine Months Ended September 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$3,019	$765	$211	$105	$168	$366	$294	$245	$2,154
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(765)	(198)	(16)	(12)	—	—	—	—	(226)
Less: Stock-based compensation	(b)	—	—	(51)	—	—	(4)	(6)	(33)	(94)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	—	(3)	(10)	(33)	—	—	—	(1)	(47)
Non-GAAP Measurement		$2,254	$564	$134	$60	$168	$362	$288	$208	$1,784

Nine Months Ended September 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$865	$651	$0.53	$0.52
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(539)	(392)	(0.32)	(0.31)
Less: Stock-based compensation	(b)	94	64	0.05	0.05
Less: Restructuring (included in general and administrative)	(c)	3	2	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(d)	47	12	0.01	0.01
Non-GAAP Measurement		$470	$337	$0.27	$0.27

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to the Business Combination with Vivendi Games. Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended September 30, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$703	$185	$54	$45	$55	$122	$128	$106	$(1)	$694
Less: Net effect from deferral in net revenues and related cost of sales	(a)	52	20	31	5	—	—	5	—	—	61
Less: Stock-based compensation	(b)	—	—	(3)	—	—	(11)	(2)	(20)	—	(36)
Less: Costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(7)	1	(6)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(1)	(8)	(24)	—	—	—	—	—	(33)
Non-GAAP Measurement		$755	$204	$74	$26	$55	$111	$131	$79	$—	$680

Three Months Ended September 30, 2009		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$9	$15	$0.01	$0.01
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(9)	5	—	—
Less: Stock-based compensation	(b)	36	23	0.02	0.02
Less: Costs related to the Business Combination, integration and restructuring	(d)	6	3	—	—
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	33	9	0.01	0.01
Non-GAAP Measurement		$75	$55	$0.04	$0.04

Nine Months Ended September 30, 2009		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Cost of Sales - MMORPG	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$2,722	$762	$212	$163	$158	$362	$329	$301	$29	$2,316
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(441)	(79)	(20)	(6)	—	—	5	—	—	(100)
Less: Stock-based compensation	(b)	—	—	(19)	—	—	(28)	(9)	(51)	—	(107)
Less: Results of Activision Blizzard’s non-core exit operations	(c)	(1)	—	—	—	—	4	(3)	(10)	—	(9)
Less: Costs related to the Business Combination, integration and restructuring	(d)	—	—	—	—	—	—	—	(24)	(29)	(53)
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	—	(4)	(36)	(75)	—	—	—	(2)	—	(117)
Non-GAAP Measurement		$2,280	$679	$137	$82	$158	$338	$322	$214	$—	$1,930

Nine Months Ended September 30, 2009		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$406	$399	$0.31	$0.30
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(341)	(274)	(0.21)	(0.21)
Less: Stock-based compensation	(b)	107	67	0.05	0.05
Less: Results of Activision Blizzard’s non-core exit operations	(c)	8	5	—	—
Less: Costs related to the Business Combination, integration and restructuring	(d)	53	32	0.02	0.02
Less: Amortization of intangible assets and purchase price accounting related adjustments	(e)	117	49	0.05	0.05
Non-GAAP Measurement		$350	$278	$0.21	$0.21

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited, divested or wound down.

(d) Reflects costs related to the Business Combination with Vivendi Games (including transaction costs, integration costs and restructuring activities). Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(e) Reflects amortization of intangible assets, and the change in the fair value of assets and liabilities from purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended September 30, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	September 30, 2010		September 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$289	39%	$306	44%	$(17)	(6)%
PC and other	73	10	27	4	46	170
Sony PlayStation 3	109	15	73	10	36	49
Sony PlayStation 2	6	1	37	5	(31)	(84)
Microsoft Xbox 360	127	16	104	15	23	22
Nintendo Wii	56	8	72	10	(16)	(22)
Total console	298	40	286	40	12	4
Sony PlayStation Portable	3	—	9	1	(6)	(67)
Nintendo Dual Screen	20	3	21	3	(1)	(5)
Total handheld	23	3	30	4	(7)	(23)
Total Activision and Blizzard	683	92	649	92	34	5

Distribution:
Total Distribution	62	8	54	8	8	15
Total consolidated GAAP net revenues	745	100	703	100	42	6

Change in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	(7)		(31)
PC and other	141		3
Sony PlayStation 3	(5)		34
Microsoft Xbox 360	(26)		38
Nintendo Wii	9		8
Total console	(22)		80
Total changes in deferred net revenues	112		52

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	282	33	275	36	7	3
PC and other	214	25	30	4	184	NM
Sony PlayStation 3	104	12	107	14	(3)	(3)
Sony PlayStation 2	6	1	37	5	(31)	(84)
Microsoft Xbox 360	101	12	142	19	(41)	(29)
Nintendo Wii	65	8	80	11	(15)	(19)
Total console	276	33	366	49	(90)	(25)
Sony PlayStation Portable	3	—	9	1	(6)	(67)
Nintendo Dual Screen	20	2	21	3	(1)	(5)
Total handheld	23	2	30	4	(7)	(23)
Total Activision and Blizzard	795	93	701	93	94	13

Total Distribution	62	7	54	7	8	15
Total non-GAAP net revenues (2)	$857	100%	$755	100%	$102	14%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Nine Months Ended September 30, 2010 and 2009

(Amounts in millions)

	Nine Months Ended
	September 30, 2010		September 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	$890	29%	$952	35%	$(62)	(7)%
PC and other	201	7	106	4	95	90
Sony PlayStation 3	595	20	356	13	239	67
Sony PlayStation 2	29	1	121	4	(92)	(76)
Microsoft Xbox 360	751	25	533	20	218	41
Nintendo Wii	267	9	324	12	(57)	(18)
Total console	1,642	55	1,334	49	308	23
Sony PlayStation Portable	11	—	32	1	(21)	(66)
Nintendo Dual Screen	90	3	95	4	(5)	(5)
Total handheld	101	3	127	5	(26)	(20)
Total Activision and Blizzard	2,834	94	2,519	93	315	13

Distribution:
Total Distribution	185	6	202	7	(17)	(8)
Total platform mix net revenues	3,019	100	2,721	100	298	11

Other (1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	3,019	100	2,722	100	297	11

Change in Deferred Net Revenues (1)
Activision and Blizzard:
MMORPG	(13)		(106)
PC and other	81		(26)
Sony PlayStation 3	(317)		(84)
Microsoft Xbox 360	(425)		(145)
Nintendo Wii	(91)		(80)
Total console	(833)		(309)
Total changes in deferred net revenues	(765)		(441)

Other (1)	—		(1)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
MMORPG	877	39	846	37	31	4
PC and other	282	13	80	4	202	NM
Sony PlayStation 3	278	12	272	12	6	2
Sony PlayStation 2	29	1	121	5	(92)	(76)
Microsoft Xbox 360	326	14	388	17	(62)	(16)
Nintendo Wii	176	8	244	11	(68)	(28)
Total console	809	35	1,025	45	(216)	(21)
Sony PlayStation Portable	11	1	32	1	(21)	(66)
Nintendo Dual Screen	90	4	95	4	(5)	(5)
Total handheld	101	5	127	5	(26)	(20)
Total Activision and Blizzard	2,069	92	2,078	91	(9)	—

Total Distribution	185	8	202	9	(17)	(8)
Total non-GAAP net revenues (2)	$2,254	100%	$2,280	100%	$(26)	(1)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues and other.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Nine Months Ended September 30, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	September 30, 2010		September 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$406	54%	$378	54%	$28	7%
Europe	281	38	287	41	(6)	(2)
Asia Pacific	58	8	38	5	20	53
Total consolidated GAAP net revenues	745	100	703	100	42	6

Change in Deferred Net Revenues (1)
North America	41		26
Europe	53		22
Asia Pacific	18		4
Total changes in net revenues	112		52

Non-GAAP Net Revenues by Geographic Region
North America	447	52	404	54	43	11
Europe	334	39	309	41	25	8
Asia Pacific	76	9	42	5	34	81
Total non-GAAP net revenues (2)	$857	100%	$755	100%	$102	14%

	Nine Months Ended
	September 30, 2010		September 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,675	55%	$1,458	54%	$217	15%
Europe	1,142	38	1,088	40	54	5
Asia Pacific	202	7	175	6	27	15
Total geographic region net revenues	3,019	100	2,721	100	298	11

Other (1)	—	—	1	—	(1)	NM
Total consolidated GAAP net revenues	3,019	100	2,722	100	297	11

Change in Deferred Net Revenues (1)
North America	(462)		(287)
Europe	(280)		(147)
Asia Pacific	(23)		(7)
Total changes in net revenues	(765)		(441)

Other (1)	—		(1)

Non-GAAP Net Revenues by Geographic Region
North America	1,213	54	1,171	52	42	4
Europe	862	38	941	41	(79)	(8)
Asia Pacific	179	8	168	7	11	7
Total non-GAAP net revenues (2)	$2,254	100%	$2,280	100%	$(26)	(1)%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three And Nine Months Ended September 30, 2010 and 2009

(Amounts in millions)

	Three Months Ended
	September 30, 2010		September 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$314	42%	$415	59%	$(101)	(24)%
Blizzard(ii)	481	65	286	40	195	68
Distribution(iii)	62	8	54	8	8	15
Operating segment total	857	115	755	107	102	14

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(112)	(15)	(52)	(7)
Consolidated net revenues	$745	100%	$703	100%	42	6

Segment income (loss) from operations:
Activision(i)	$(43)		$(43)		—	NM
Blizzard(ii)	246		116		130	112
Distribution(iii)	1		2		(1)	NM
Operating segment total	204		75		129	172

Reconciliation to consolidated operating income:
Net effect from deferral of net revenues and related cost of sales	(97)		9
Stock-based compensation expense	(34)		(36)
Restructuring	—		1
Amortization of intangible assets and purchase price accounting related adjustments	(18)		(33)
Integration and transactions costs	—		(7)
Consolidated operating income	$55		$9		$46	NM

Operating margin from total operating segments	24%		10%

	Nine Months Ended
	September 30, 2010		September 30, 2009		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$983	33%	$1,211	44%	$(228)	(19)%
Blizzard(ii)	1,086	36	867	33	219	25
Distribution(iii)	185	6	202	7	(17)	(8)
Operating segment total	2,254	75	2,280	84	(26)	(1)

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	765	25	441	16
Other(iv)	—	—	1	—
Consolidated net revenues	$3,019	100%	$2,722	100%	297	11

Segment income (loss) from operations:
Activision(i)	$(88)		$(49)		(39)	NM
Blizzard(ii)	559		393		166	42
Distribution(iii)	(1)		6		(7)	NM
Operating segment total	470		350		120	34

Reconciliation to consolidated operating income:
Net effect from deferral of net revenues and related cost of sales	539		341
Stock-based compensation expense	(94)		(107)
Restructuring	(3)		(29)
Amortization of intangible assets and purchase price accounting related adjustments	(47)		(117)
Integration and transactions costs	—		(24)
Other(iv)	—		(8)
Consolidated operating income	$865		$406		$459	113%

Operating margin from total operating segments	21%		15%

(i) Activision Publishing (“Activision”) —  publishes interactive entertainment software and peripherals.

(ii) Blizzard —  Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(iv) Other represents Non-Core activities, which are legacy Vivendi Games’ divisions or business units that we have exited, divested or wound down as part of our restructuring and integration efforts as a result of the Business Combination. Prior to July 1, 2009, Non-Core activities were managed as a stand alone operating segment; however, in light of the minimal activities and insignificance of Non-Core activities, as of that date we ceased their management as a separate operating segment and consequently, we are no longer providing separate operating segment disclosure.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending December 31, 2010 and

Year Ending December 31, 2010

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		December 31, 2010	December 31, 2010

Net Revenues (GAAP)		$1,260	$4,280

Excluding the impact of:
Change in deferred net revenues	(a)	940	170

Non-GAAP Net Revenues		$2,200	$4,450

(Loss)/Earnings Per Diluted Share (GAAP)		$(0.01)	$0.51

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	0.44	0.12
Stock-based compensation	(c)	0.01	0.06
Amortization of intangible assets	(d)	0.03	0.05

Non-GAAP Earnings Per Diluted Share		$0.47	$0.74

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.